Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the amendment to the Registration Statement on Form S-1/A2 of our report dated August 21, 2008, relating to the financial statements of Plush Properties, Inc. for the period ended June 30, 2008, which appears in such Registration Statement.

/s/ The Blackwing Group LLC

Independence, Missouri

November  6, 2008